EXECUTION VERSION
CORE LABORATORIES LP,
as Issuer
CORE LABORATORIES N.V.,
as Guarantor
0.25% SENIOR EXCHANGEABLE NOTES DUE 2011

INDENTURE
Dated as of November 6, 2006

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

CROSS REFERENCE TABLE*

TIA		INDENTURE
SECTION		SECTION
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	13.02
	(d)	7.06
314	(a)	4.02; 13.02
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	4.03
315	(a)	7.01
	(b)	7.05; 13.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	2.08
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01

*	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture

**	Note: N.A. means Not Applicable.

     INDENTURE, dated as of November 6, 2006, among Core Laboratories LP, a Delaware limited partnership (the “Company”), Core Laboratories N.V., a Netherlands limited liability company (the “Guarantor”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 0.25% Senior Exchangeable Notes Due 2011:
ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.01. Definitions.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means any Registrar or Paying Agent.
     “Applicable Exchange Rate” means the Exchange Rate on any Trading Day, as adjusted in accordance with Article 11.
     “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law or any similar Dutch or other foreign law for the relief of debtors.
     “Board of Directors” means with respect to the Company, either the board of directors of the Company or the General Partner or, in the case of the Guarantor, the board of supervisory directors of the Guarantor, or in each case any duly authorized committee of such board.
     “Business Day” means each day of the year on which banking institutions are not required or authorized to close in The City of New York, Houston, Texas or the city in which the Corporate Trust Office is located.
     “Common Shares” means any capital stock of any class of the Guarantor which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which is not subject to redemption by the Guarantor. Subject to the provisions of Section 11.14 hereof, however, shares issuable upon exchange of the Securities shall include only Common Shares, par value of EUR $0.04 per share, of the Guarantor as such class of shares exists on the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which are not subject to redemption by the Guarantor; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable pursuant to the terms hereof shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Company Order” means a written request or order signed in the name of the General Partner on behalf of the Company, by the General Partner’s Chairman of the Board, a Vice Chairman, the Chief Executive Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Corporate Secretary or an Assistant Corporate Secretary, and delivered to the Trustee.
     “Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 1445 Ross Avenue, 2nd Floor, Dallas, Texas 75202, Attention: Corporate Trust Services.
     “Custodian” shall mean the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.06 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Dollars” or “$” means the lawful currency of the United States of America.
     “Ex-Dividend Date” means the first date upon which a sale of the Common Shares will not automatically transfer the right to receive a distribution described in Section 11.01(b) or 11.08 hereof from the seller of the Common Shares to its buyer.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “General Partner” means Core Laboratories, LLC, the general partner of the Company, or any successor general partner of the Company.
     “Guarantor” means the party named as the “Guarantor” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     “Holder” means a Person in whose name a Security is registered on the Registrar’s books.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
     “Initial Purchasers” means Lehman Brothers Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC and Comerica Securities, Inc.
     “Interest Payment Date” shall have the meaning assigned to such term in paragraph 1 of the securities.
     “Issue Date” of any Security means November 6, 2006.
     “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding date that is not a Legal Holiday, and to the extent applicable no interest, if any, shall accrue for the intervening period.
     “Market Disruption Event” means the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled Trading Day for Common Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange or otherwise) in the Common Shares or in any options, contracts or futures contracts relating to the Common Shares and such suspension or limitation occurs or exists at any time before 1:00 p.m., (New York City time) on such day.
     “Market Price” means, as of any date of determination, the average of the Sale Prices of the Common Shares for the five Trading Day period ending on the Business Day prior to the applicable date of determination (if the Business Day prior to the applicable date of determination is a Trading Day or, if it is not a Trading Day, then on the last Trading Day prior to such Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such date of determination, of any event described in Section 11.06, 11.07 or 11.08 hereof. Notwithstanding the foregoing, for purposes of the adjustment to the Exchange Rate described in Section 11.08(c), Market Price of the Common Shares means the average Sale Price of the Common Shares for the 20 Trading Day period ending on the Trading Day prior to the Ex-Dividend Date.
     “NYSE” means the New York Stock Exchange.
     “Officer” means the Chairman of the Board, any Vice Chairman, any Managing Director, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Controller or the Secretary or any Assistant Treasurer or Assistant Secretary of a Person or any other individual designated by that Person as an “Officer.” With respect to the Company, the term Officer includes any Officer of the General Partner. With respect to the Guarantor, the term Officer includes any Officer of Core Laboratories International, B.V., which is sole managing director of the Guarantor (or any Officer of any successor sole managing director of the Guarantor).

     “Officer’s Certificate” means a written certificate signed in the name of a Person by two Officers of a Person, one of whom must be the Person’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Vice President.
     “Opinion of Counsel” means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company.
     “Person” means any individual, corporation, partnership, limited liability company, exempted company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof or other entity of any kind.
     “Principal” or “Principal Amount” of a Security means the principal amount as set forth on the face of such Security, or on Schedule A thereto in the case of a Security in global form.
     “Public Acquirer Change in Control” means a Change in Control (regardless of whether such transaction is excluded from the definition thereof by reason of the last paragraph of Section 3.01(a)) in which the acquirer has a class of common stock (or depository shares or receipts in respect thereof) traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with such Change in Control. If an acquirer does not itself have a class of common stock (or such depositary shares or receipts) satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock or depositary shares or receipts satisfying the foregoing requirement, provided that such corporation fully and unconditionally guarantees the Securities, in which case all references to Public Acquirer Common Stock will refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.
     “QIB” means “qualified institutional buyer” as that term is defined in Rule 144A.
     “Registration Rights Agreement” means the Registration Rights Agreement dated as of November 6, 2006 among the Company, the Guarantor and the Initial Purchasers.
     “Rule 144” means Rule 144 as promulgated under the Securities Act.
     “Rule 144A” means Rule 144A as promulgated under the Securities Act.
     “Sale Price of the Common Shares” means, on any date, the closing sale price per Common Share, or if no closing sale price is reported, the average bid and asked prices or, if more than one in either case, the average of the average bid and average asked prices, on such date as reported in transactions for the principal U.S. securities exchange on which the Common Shares are traded, in each case without reference to after-hours or extended market trading. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “sale price” shall be the last quoted bid price for Common Shares in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization selected by the Company. If the Common Shares are not so quoted, the “sale price” will be the average of the mid-point of the last bid and asked prices for the Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “SEC” or “Commission” means the Securities and Exchange Commission or any successor entity.
     “Securities” means the Company’s 0.25% Senior Exchangeable Notes Due 2011 issued hereunder.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Stated Maturity,” when used with respect to any Security, means October 31, 2011.
     “Taxes” means any tax, duty, levy, impost, assessment or other governmental charge of whatever nature imposed or levied by or on behalf of the Government of The Netherlands or any political subdivisions thereof or by an authority or agency therein or thereof having the power to tax, including any interest, penalties or other charges in respect thereof.
     “TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Section 9.03.
     “Trading Day” means a day during which (i) there is no Market Disruption Event and (ii) the NYSE or, if the Common Shares are not quoted on the NYSE, the principal U.S. national or regional securities exchange on which the Common Shares are listed, is open for trading or, if the Common Shares are not so listed, admitted for trading or quoted, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
     “Trading Price” with respect to any Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of the Securities will be deemed to be less than 95% of the product of the Sale Price of the Common Shares and the then Applicable Exchange Rate.
     “Trust Officer” means the officer in the Corporate Trust Services department of the Trustee having direct responsibility for administration of this Indenture.

     “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Voting Stock” means stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of directors of a corporation, other than stock having such power only by reason of the occurrence of a contingency.
     SECTION 1.02. Other Definitions.

	DEFINED
TERM	IN SECTION

“95% Trading Exception”	11.01	(e)
“Additional Amounts”	4.07
“Change in Control”	3.01	(a)
“Change in Control Purchase Date”	3.01	(a)
“Change in Control Purchase Notice”	3.01	(b)
“Change in Control Purchase Price”	3.01	(a)
“Change in Control Purchase Right”	3.01	(a)
“Daily Exchange Value”	11.05
“Daily Settlement Amount”	11.05
“Defaulted Interest”	12.02
“Distributed Securities”	11.08	(a)
“Event of Default”	6.01
“Exchange Agent”	2.03
“Exchange Date”	11.02
“Exchange Price”	11.01
“Exchange Property”	11.14	(b)
“Exchange Rate”	11.01
“Exchange Reference Period”	11.05
“Excluded Holder”	4.07
“Expiration Time”	11.08	(d)
“Guarantee”	10.01	(a)
“Indenture Obligations”	10.01	(a)
“Liquidated Damages”	4.08	(a)
“Make-Whole Shares”	11.09	(a)
“Notice of Default”	6.01
“Offer Consideration”	11.08	(d)
“Option to Elect Purchase Upon a Change in Control”	3.01	(c)
“Paying Agent”	2.03
“Purchase Agreement”	2.02
“Purchased Shares”	11.08	(d)
“Registrar”	2.03
“Required Cash Amount”	11.05	(a)
“Remaining Shares”	11.05	(b)

	DEFINED
TERM	IN SECTION

“Restricted Securities”	2.06	(c)
“Restricted Security Legend”	2.06	(c)
“Share Price”	11.09	(a)
“Shelf Registration Statement”	4.08	(a)
“Special Interest Record Date”	12.02
“Territory”	4.07
“Trigger Event”	11.19
“Volume Weighted Average Price”	11.05
     SECTION 1.03. Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC.
     “Indenture Securities” means the Securities and the Guarantee.
     “Indenture Security Holder” means a Holder.
     “Indenture to be Qualified” means this Indenture.
     “Indenture Trustee” or “Institutional Trustee” means the Trustee.
     “Obligor” on the indenture Securities means the Company.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.
     SECTION 1.04. Rules of Construction.
     Unless the context otherwise requires:
(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America as in effect from time to time;

(3)	“or” is not exclusive;

(4)	“including” means including, without limitation;

(5)	the term “merger” includes a statutory compulsory share exchange and a conversion of a corporation into a limited liability company, a partnership or other entity and vice versa;

(6)	references to statutes, rules or regulations include any successor statute, rule or regulation, as the case may be;

(7)	the masculine gender includes the feminine and the neuter; and

(8)	words in the singular include the plural, and words in the plural include the singular.
ARTICLE 2.
THE SECURITIES
     SECTION 2.01. Form and Dating.
     Other than as provided in Section 2.06, the Securities, any notations thereon relating to the Guarantee and the Trustee’s certificate of authentication for the Securities shall be substantially in the form of Exhibit A, which is a part of this Indenture. In addition to such legends as may be required by Section 2.06, the Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.
     Any Security in global form shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Security in global form to reflect the amount of any increase or decrease in the Principal Amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Security in accordance with this Indenture. Payment of Principal Amount, interest, Change in Control Purchase Price, or Additional Amounts, if any, on any Security in global form shall be made to the Holder of such Security.
     SECTION 2.02. Execution and Authentication.
     The Securities shall be executed on behalf of the Company by one Officer of the Company or the General Partner. The signature of an Officer on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $250,000,000 upon a Company Order without any further action by the Company (or an aggregate Principal Amount not to exceed $300,000,000 if the option to purchase additional Securities set forth in Section 2 of the Purchase Agreement dated October 31, 2006 (as amended from time to time, the “Purchase Agreement”) by and among the Company, the Guarantor and the Initial Purchasers is exercised in full). Such order shall specify the amount of the Securities to be authenticated and the date of original issue thereof. In authenticating such Securities, the Trustee shall be entitled to receive, and shall be entitled to rely upon, an Opinion of Counsel substantially to the effect that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     The aggregate Principal Amount of Securities outstanding at any time may not exceed the aggregate Principal Amount of Securities authorized for issuance by the Company pursuant to one or more written orders of the Company, except as provided in Section 2.07.
     The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 Principal Amount and any integral multiple of $1,000.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, the Guarantor or any of their respective Affiliates.
     SECTION 2.03. Registrar, Paying Agent and Exchange Agent.
     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for exchange pursuant to Article 11 hereof (“Exchange Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional exchange agents. The term Paying Agent includes any additional paying agent. The term Exchange Agent includes any additional exchange agent, including any named in accordance with the provisions hereof.
     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Exchange Agent or co-registrar (if not the Trustee or an Affiliate of the Trustee).

The agreement shall implement the provisions of this Indenture that relate to such agent and the relevant Security. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Exchange Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof. The Company, the Guarantor or an Affiliate of the Company or the Guarantor may act as Paying Agent, Registrar, Exchange Agent or co-registrar.
     The Company initially appoints the Trustee as Registrar, Exchange Agent and Paying Agent in connection with the Securities.
     SECTION 2.04. Paying Agent to Hold Cash and Securities in Trust.
     Except as otherwise provided herein, prior to 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent cash, or Common Shares sufficient to make such payments when such payments are due. The Company shall require the Paying Agent (if not the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash and Common Shares held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all cash and Common Shares so held in trust. If the Company, the Guarantor or an Affiliate of the Company or the Guarantor acts as Paying Agent, it shall segregate the cash and Common Shares held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all cash and Common Shares held by it to the Trustee and to account for any funds and Common Shares disbursed by it. Upon doing so, the Paying Agent shall have no further liability for such cash or Common Shares.
     SECTION 2.05. Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on April 10 and October 10 a listing of Holders dated within 10 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders.
     SECTION 2.06. Exchange and Registration of Transfer of Securities; Restrictions on Transfers; Depositary.
          (a) Upon surrender for registration of transfer of any Security at any office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 hereof and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and bearing such restrictive legends as may be required by this Indenture.

          Securities may be exchanged for a like aggregate Principal Amount of Securities of other authorized denominations. Securities to be exchanged shall be surrendered at any office or agency to be maintained by the Company designated as Registrar or co-registrar pursuant to Section 2.03 hereof and the Company shall execute and register, and the Trustee shall authenticate and deliver in exchange therefor, the Security or Securities which the Holder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.
          All Securities presented for registration or transfer or for exchange into like Securities, purchase, or exchange pursuant to Article 11 hereof or payment shall (if so required by the Company, the Trustee, the Registrar or any co-registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder or such Holder’s attorney duly authorized in writing.
          No service charge shall be charged to the Holder for any exchange for like Securities or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.
          None of the Company, the Trustee, the Registrar or any co-registrar shall be required to exchange for like Securities or register a transfer of (a) any Securities or portion thereof surrendered for exchange pursuant to Article 11 hereof, or (b) any Securities or portion thereof surrendered for purchase (and not withdrawn) pursuant to Section 3.01 hereof.
          All Securities issued upon any transfer or exchange for like Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such exchange or transfer.
          (b) So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Securities that are so eligible may be represented by a Security in global form registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in such Security in global form shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.
          Any Security in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Securities to be tradeable on any market developed for trading securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

          (c) Every Security that bears or is required under this Section 2.06(c) to bear the Restricted Securities Legend (together with any Common Shares issued upon exchange of the Securities and required to bear the legend set forth in Section 2.06(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(c) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Transfer Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.06(c) and 2.06(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
          Until transferred under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Shares issued upon exchange or purchase thereof, which shall bear the legend set forth in Section 2.06(d) if applicable) shall bear a legend in substantially the form set forth on the face of the Security in Exhibit A (the “Restricted Security Legend”), unless such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.
          Any Security (or security issued in exchange or substitution therefor) as to which the conditions for removal of the Restricted Security Legend have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Security or Securities, of like tenor and aggregate Principal Amount, which shall not bear the Restricted Security Legend required by this Section 2.06(c).
          Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.06(b) and in this Section 2.06(c)), a Security in global form may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
          The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary. Initially, one or more Securities in global form shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.
          If at any time the Depositary for a Security in global form notifies the Company that it is unwilling or unable to continue as Depositary for such Security, the Company may appoint a successor Depositary with respect to such Security. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice, or if an Event of Default occurs and the Depositary elects to cause the Securities to be issued in certificated form, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of Securities, will authenticate and deliver, Securities in certificated or definitive form, in aggregate Principal Amount equal to the Principal Amount of the Security in global form, in exchange for such Security in global form.
          Securities in certificated form issued in exchange for all or a part of a Security in global form pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Securities in certificated form to the persons in whose names such Securities in certificated form are so registered.
          At such time as all interests in a Security in global form have been exchanged pursuant to Article 11 hereof, canceled or purchased or exchanged for Securities in certificated form, or transferred to a transferee who receives Securities in certificated form, such Security in global form shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Security in global form is exchanged for Securities in certificated form, exchanged pursuant to Article 11 hereof, purchased or canceled, the Principal Amount of the Security in global form shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced and an endorsement shall be made on such Security in global form, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.
          (d) Until transferred under Rule 144(k) under the Securities Act (or any successor provision), any certificate representing Common Shares issued upon exchange of any Security shall bear a legend in substantially the following form, unless such Common Shares have been originally issued upon exchange of Securities that have been transferred pursuant to Rule 144 under the Securities Act or sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such issuance or sale), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Shares:
THE COMMON SHARES EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS COMMON SHARE IS HEREBY NOTIFIED THAT THE SELLER OF THIS COMMON SHARE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS COMMON SHARE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE CORE LAB’S COMMON SHARES ISSUABLE UPON EXCHANGE OF THE NOTES HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO CORE LABORATORIES LP OR TO CORE LABORATORIES N.V. OR

ANY SUBSIDIARY THEREOF, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (III) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF THE CASES (I) THROUGH (IV) ABOVE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER THE COMMON SHARES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE, AND IN EACH OF THE FOREGOING CASES (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (A)(IV) ABOVE), TO REQUIRE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER HEREOF PURSUANT TO CLAUSE (IV) ABOVE OR UPON ANY TRANSFER HEREOF AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).
          Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the Transfer Agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the restrictive legend required by this Section 2.06(d).
          (e) Any Security that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act, is purchased or owned by the Company, the Guarantor or any Affiliate of the Company or the Guarantor may not be resold by the Guarantor, the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Security no longer being “restricted securities” (as defined under Rule 144).
          (f) Each Holder of a Security agrees to indemnify the Guarantor, the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities laws or foreign securities laws.
          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in a Security in global form) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     SECTION 2.07. Replacement Securities.
     If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save the Company and the Trustee harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon its written request, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, or exchanged pursuant to Article 11 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, or the Guarantor may issue the underlying Securities, as the case may be.
     Upon the issuance of any new Securities under this Section 2.07, the Company may, as a condition to such issuance, require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 2.08. Outstanding Securities; Determinations of Holders’ Action.
     Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 4.01 hereof, those exchanged pursuant to Article 11 hereof, those replaced or paid pursuant to Section 2.07 hereof and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trust Officer actually knows to be so owned shall be so disregarded unless written notice of such ownership is received by the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 13.02 hereof and such notice references the Securities and this Indenture. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 6 and 9 hereof).
     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
     If the Paying Agent holds, in accordance with this Indenture, by 10:00 a.m., New York City time, on the Business Day following a Change in Control Purchase Date, or on Stated Maturity, cash or securities, if permitted hereunder, sufficient to pay all Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and interest and Additional Amounts, if any, on such Securities shall cease to accrue.
     If a Security is exchanged in accordance with Article 11 hereof, then from and after such exchange such Security shall cease to be outstanding and interest and Additional Amounts, if any, shall cease to accrue on such Security.
     SECTION 2.09. Temporary Securities.
     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.
     If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     SECTION 2.10. Cancellation.
     All Securities surrendered for payment, purchase, exchange pursuant to Article 11 hereof or registration of transfer or exchange for the Securities shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. The Company may not issue new Securities to replace Securities it has paid for or delivered to the Trustee for cancellation or that any Holder has exchanged pursuant to Article 11 hereof. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.
     SECTION 2.11. Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of Principal Amount, interest, Change in Control Purchase Price and Additional Amounts, if any, in respect thereof, for the purpose of exchange and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.
     SECTION 2.12. CUSIP Numbers.
     The Company in issuing the Securities may use CUSIP numbers (if then generally in use), and the Company will promptly notify the Trustee of any change in the CUSIP numbers.
ARTICLE 3.
PURCHASES
     SECTION 3.01. Purchase at Option of the Holder Upon a Change in Control.
          (a) In the event any Change in Control (as defined below) shall occur prior to the Stated Maturity, each Holder shall have the right (the “Change in Control Purchase Right”), at the Holder’s option, to require the Company to purchase any or all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 of Principal Amount), on a date selected by the Company (the “Change in Control Purchase Date”), which Change in Control Purchase Date shall be no later than 35 Trading Days after the date of the Change in Control Purchase Notice (as defined below) and no earlier than 20 Trading Days after the date the Change in Control Purchase Notice is mailed in accordance with Section 3.01(b), at a purchase price payable in cash (the “Change in Control Purchase Price”) equal to 100% of the Principal Amount of the Notes to be Purchased plus any accrued and unpaid interest, if any, and Additional Amounts, if any, to, but excluding, the Change in Control Purchase Date; provided that if such Change in Control Purchase Date falls after an Interest Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holders of record of the Securities on the preceding Interest Record Date instead of the holders surrendering the Securities for purchase.
     A “Change in Control” shall be deemed to have occurred at such time as either of the following events shall occur:
          (i) any person or group, other than the Guarantor, its subsidiaries or any employee benefits plan of the Guarantor or its subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person or group has become the beneficial owner of shares with a majority of the total voting power of the Common Shares; or
          (ii) the Guarantor consolidates with or merges with or into another person or sells, conveys, transfers or leases all or substantially all of its properties and assets to any person (other than a subsidiary of the Guarantor) or any person (other than a subsidiary of the Guarantor) consolidates with or merges with or into the Guarantor, and the outstanding Common Shares are reclassified into, converted for or converted into the right to receive any other property or security, provided that none of these circumstances will be a Change in Control if persons that beneficially own the Common Shares immediately prior to the transaction own, directly or indirectly, a majority of the total voting power of all outstanding common shares of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Guarantor’s Voting Stock immediately prior to the transaction.
     In addition to the foregoing, solely for purposes the foregoing provisions of this Section 3.01, and not for purposes of Section 11.09, the following shall also be deemed to be a Change in Control:
          (A) the Guarantor’s shareholders approve any plan or proposal for the liquidation or dissolution of the Guarantor; or
          (B) the Common Shares (or other common stock or depositary shares or receipts into which the Securities are then exchangeable) cease to be listed on a national securities exchange or quoted on another established automated over-the-counter trading market in the United States.
     For purposes of defining a Change in Control:
          (x) the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

          (y) the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and
          (z) the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.
     Notwithstanding the foregoing, it will not constitute a Change in Control if at least 90% of the consideration for the Common Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenter’s appraisal rights and cash payments of the Required Cash Amount, if any) in the transaction or transactions constituting the Change in Control transaction consists of common stock (or depositary shares or receipts evidencing common stock) traded on a United States national securities exchange or which will be so traded or quoted when exchanged in connection with the Change in Control transaction, and as a result of such transaction or transactions the Securities become exchangeable into such consideration.
          (b) The Company, or at its request (which must be received by the Trustee at least three Business Days prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Securities a notice (a “Change in Control Purchase Notice”) of the occurrence of a Change in Control and of the purchase right arising as a result thereof on or before the 30th day after the Change in Control. The Company shall deliver a copy of the Change in Control Purchase Notice to the Trustee.
     Each Change in Control Purchase Notice shall state:
          (1) briefly the event(s) causing the Change in Control;
          (2) the effective date of such Change in Control;
          (3) the Change in Control Purchase Date;
          (4) the last date on which a Holder may exercise its Change in Control Purchase Right pursuant to this Section 3.01;
          (5) the Change in Control Purchase Price;
          (6) the names and addresses of the Paying Agent and the Exchange Agent;
          (7) a description of the procedures which a Holder must follow to exercise its Change in Control Purchase Right;
          (8) the then-current Exchange Rate and any adjustments thereto, including the number of Make-Whole Shares issuable with respect to such exchange;

          (9) that Securities with respect to which a Holder has elected to exercise its Change in Control Purchase Right may be exchanged pursuant to Article 11 only if the Option to Elect Purchase Upon a Change in Control has been withdrawn in accordance with Section 3.02;
          (10) that the Change in Control Purchase Price for any Security as to which an Option to Elect Purchase Upon a Change in Control has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid on or prior to the third Trading Day following the later of the Change in Control Purchase Date and the time of surrender of such Security;
          (11) briefly, the exchange rights of the Securities;
          (12) the procedures for withdrawing an Option to Elect Purchase upon a Change in Control;
          (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price and interest due, if any, interest on the Securities surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and
          (14) the CUSIP number or numbers, as the case may be, of the Securities.
     No failure of the Company to give a Change in Control Purchase Notice shall limit any Holder’s right to exercise a Change in Control Purchase Right.
          (c) For a Security to be so purchased at the option of the Holder, the Paying Agent must receive such Security with the form entitled “Option to Elect Purchase Upon a Change in Control” on the reverse thereof duly completed, together with such Security duly endorsed for transfer, no later than the close of business on the third Business Day immediately preceding the Change in Control Purchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for purchase shall be determined by the Company, whose determination shall be final and binding.
     SECTION 3.02. Effect of Change in Control Purchase Notice; Withdrawal.
     Upon receipt by the Paying Agent of the Option to Elect Purchase Upon a Change in Control specified in Section 3.01(c) hereof, the Holder of the Security in respect of which such Option to Elect Purchase Upon a Change in Control was given shall (unless such Option to Elect Purchase Upon a Change in Control is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Security, including accrued and unpaid interest, if any. Such Change in Control Purchase Price, including accrued and unpaid interest, if any, subject to the provision at the end of Section 3.01(a), shall be paid to such Holder no later than the third Trading Day following the later of (x) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 3.01(c) hereof have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c)

hereof. Securities in respect of which an Option to Elect Purchase Upon a Change in Control has been given by the Holder thereof may not be exchanged pursuant to Section 11 hereof or after the date of the delivery of such Option to Elect Purchase Upon a Change in Control unless such Option to Elect Purchase Upon a Change in Control has first been validly withdrawn as specified in the following two paragraphs.
     An Option to Elect Purchase Upon a Change in Control may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date to which it relates specifying:
          (1) the name of the Holder,
          (2) a statement that the Holder is withdrawing its Option to Elect Purchase upon a Change in Control,
          (3) the certificate number of any certificated Security in respect of which such notice of withdrawal is being submitted or notice compliant with relevant DTC procedures, if the Securities are not certificated,
          (4) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and
          (5) the Principal Amount, if any, of such Security which remains subject to the original Option to Elect Purchase Upon a Change in Control and which has been or will be delivered for purchase by the Company.
     There shall be no purchase of any Securities pursuant to Section 3.01 hereof if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Option to Elect Purchase Upon a Change in Control) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Securities).
     SECTION 3.03. Deposit of Change in Control Purchase Price.
     At or before 10:00 a.m., New York City time, on or prior to the third Business Day following a Change in Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04 hereof) an amount of cash sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof which are to be purchased as of such Change in Control Purchase Date.
     SECTION 3.04. Securities Purchased in Part.
     Any Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.
     SECTION 3.05. Covenant to Comply with Securities Laws upon Purchase of Securities.
     In connection with any purchase of Securities under 3.01 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.
     SECTION 3.06. Repayment to the Company.
     The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 10 of the Securities, together with interest, if any, thereon, held by them for the payment of a Change in Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 hereof exceeds the aggregate Change in Control Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Change in Control Purchase Date, then promptly after the third Business Day following the Change in Control Purchase Date, the Trustee and the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.
ARTICLE 4.
COVENANTS
     SECTION 4.01. Payment of Securities.
     The Company shall promptly pay or cause to be paid all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture Principal Amount, interest, Change in Control Purchase Price, and Additional Amounts, if any, shall be considered paid on the applicable date due or, in the case of a Change in Control Purchase Price, on the third Business Day following the applicable Change in Control Purchase Date, if by 10:00 a.m., New York City time, on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amount then due.
     The Company shall pay interest on overdue amounts at the rate set forth in paragraph 1 of the Securities and it shall pay interest on overdue interest at the same rate compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue.

     SECTION 4.02. Financial Information; SEC Reports.
     At any time when neither the Guarantor nor the Company is subject to either Section 13 or 15(d) of the Exchange Act, the Guarantor and the Company shall at the request of any Holder (or holders of Common Shares issued upon exchange of the Securities) provide to such Holder (or holders of such Common Shares) and any prospective purchaser designated by such Holders (or holders of such Common Shares), as the case may be, such information, if any, required by Rule 144A(d)(4) under the Securities Act.
     The Guarantor shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from the information contained therein, including the Guarantor’s and the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     SECTION 4.03. Compliance Certificate.
     The Company and the Guarantor shall each deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate in which one of the two Officers signing such certificate is either the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of the Company or the Guarantor, as applicable, stating whether or not to the knowledge of the signers thereof the Company or the Guarantor, as applicable, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantor, as applicable, shall be in default, specifying all such defaults and the nature and status thereof of which the signers may have knowledge.
     The Company and the Guarantor will deliver to the Trustee, as soon as possible and in any event within five days, upon becoming aware of any default or any Event of Default, an Officers’ Certificate specifying with particularity such Default or Event of Default and further stating what action the Company and the Guarantor has taken, is taking or proposes to take with respect thereto.
     Any notice required to be given under this Section 4.03 shall be delivered to the Trustee at its Corporate Trust Office.
     SECTION 4.04. Further Instruments and Acts.
     Upon request of the Trustee, the Company and the Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     SECTION 4.05. Maintenance of Office or Agency.
     The Company will appoint an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, purchase or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office or agency of the Trustee in the Borough of Manhattan, The City of New York, which on the date hereof is located at 45 Broadway, 12th Floor, New York, New York 10006, Attention: Worldwide Securities Services, shall be the office or agency for all of the aforesaid purposes unless the Company shall appoint some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.
     SECTION 4.06. Existence.
     Subject to Article 5 hereof, each of the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence under the laws of its jurisdiction of incorporation and rights (charter and statutory); provided, however, that neither the Company nor the Guarantor shall be required to preserve any such right if the Company or the Guarantor shall determine that the maintenance thereof is no longer desirable in the conduct of the business of the Company or the Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.
     SECTION 4.07. Payment of Additional Amounts.
     Unless otherwise required by Dutch law, neither the Company nor the Guarantor will deduct or withhold from payments made with respect to the Securities and the Guarantee on account of any present or future Taxes. In the event that either the Company or the Guarantor is required to withhold or deduct on account of any Taxes due from any payment made under or with respect to the Securities or the Guarantee, as the case may be, the Company or the Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder will equal the amount that the Holder would have received if the Taxes had not been required to be withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder (an “Excluded Holder”) to the extent: (i) that any Taxes would not have been so imposed but for the existence of any present or former connection between the Holder and The Netherlands, other than the mere receipt of the payment, the acquisition, ownership or disposition of such Securities or the exercise or enforcement of rights under the Securities, the Guarantee or this Indenture; (ii) of any estate, inheritance, gift, sales, transfer or personal property Taxes imposed with respect to the Securities, except as described below or as otherwise provided in this Indenture; (iii) that any such Taxes would not have been imposed but for the presentation of the Securities, where presentation is required, for payment on a date more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for in full, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to Additional Amounts had the Securities been presented for payment on any date during such 30-day period; or (iv) that the Holder would not be liable or subject to such withholding or deduction of Taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption, if the making of the declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant taxing authority as a precondition to an exemption from, or reduction in, the relevant Taxes. The Company and the Guarantor shall also (i) withhold or deduct such Taxes as required; (ii) remit the full amount of Taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws; (iii) use reasonable efforts to obtain from each relevant taxing authority imposing the Taxes certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and (iv) except when Additional Amounts are paid pursuant to the foregoing, upon request, make available to the Holders of the Securities, within 60 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or the Guarantor and, notwithstanding the Company’s or the Guarantor’s efforts to obtain the receipts, if the same are not obtainable, other evidence of such payments.
     In addition, the Company or the Guarantor will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and additional amounts with respect thereto, payable in The Netherlands or the United States, or any political subdivision or taxing authority of or in the foregoing with respect to the creation, issue, offering, enforcement or retirement of the Securities or the Guarantee.
     At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company or the Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Company (or in respect of the Guarantee, the Guarantor) shall deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of Principal Amount, interest, Change in Control Purchase Price, or overdue interest, or any other amount payable on or with respect to any of the Securities, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.07 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.07 and express mention of the payment of Additional Amounts in those provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).
     The obligations of the Company and the Guarantor under this Section 4.07 shall survive the termination of this Indenture and the payment of all amounts under or with respect to this Indenture and the Securities.

     SECTION 4.08. Registration Rights.
          (a) The Company and the Guarantor agree that the Holders (and any Person that has a beneficial interest in a Security) from time to time of Registrable Securities (as such term is defined in the Registration Rights Agreement) are entitled to the benefits of the Registration Rights Agreement. Liquidated damages (“Liquidated Damages”) with respect to the Securities shall be assessed if a Registration Default (as defined in the Registration Rights Agreement) occurs, in such amounts and at such times as provided in the Registration Rights Agreement.
          (b) The Company shall pay Liquidated Damages due pursuant to clause (a) of this Section 4.08 to the Holders in cash in the amounts and on the dates specified in Section 3 of the Registration Rights Agreement and in this Indenture.
     Whenever in this Indenture there is mentioned, in any context, any payment in respect of any Security, such mention shall be deemed to include mention of the payment of Liquidated Damages provided for in this Section to the extent that, in such context, Liquidated Damages are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.08, and express mention of the payment of Liquidated Damages (if applicable) in any provisions hereof shall not be construed as excluding Liquidated Damages in those provisions hereof where such express mention is not made.
     If Liquidated Damages become payable to the Holders pursuant to the Registration Rights Agreement, at least five Business Days prior to the date on which such Liquidated Damages are payable, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Liquidated Damages that is payable and (ii) the date on which such amount is payable. Unless and until a Trust Officer receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such amount is payable.
     Liquidated Damages shall not be payable with respect to the Common Shares issuable upon exchange of the Securities.
ARTICLE 5.
SUCCESSOR CORPORATION
     SECTION 5.01. When the Company and the Guarantor May Merge or Transfer Assets.
          (a) The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
          (1) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, the due and punctual payment of the Principal Amount, interest, Change in Control Purchase Price, Additional Amounts, if any, and overdue interest, if any, on the Securities, according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Company under the Securities and this Indenture, and shall have provided for exchange rights in accordance with this Indenture;
          (2) if, as a result of such transaction, the Securities become convertible or exchangeable into common shares or other securities issued by a third party, such third party has fully and unconditionally guaranteed the obligations of the Company or such successor hereunder and under the Securities;
          (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
          (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
          (b) The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:
          (1) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of all obligations in respect of the Guarantee and the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed;
          (2) if, as a result of such transaction, the Securities become convertible or exchangeable into common shares or other securities issued by a third party, such third party has fully and unconditionally guaranteed the obligations of the Company or such successor hereunder and under the Securities;
          (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
          (4) the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is executed in connection with such transaction, such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     SECTION 5.02. Successors Substituted.
     Upon any consolidation of the Company or Guarantor with, or merger of the Company or Guarantor into, any other Person, or any conveyance, transfer or lease of the properties and assets of the Company or the Guarantor substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE 6.
DEFAULTS AND REMEDIES
     SECTION 6.01. Events of Default.
     An “Event of Default” occurs if:
               (1) there is a default in the payment of the Principal Amount or a Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon declaration, when due for purchase by the Company or otherwise, and such default continues for a period of 10 days;
               (2) there is a default in the payment of interest, Liquidated Damages, if any, or Additional Amounts, if any, on any Security when it becomes due and payable, and such default continues for a period of 30 days;
               (3) failure of the Company or the Guarantor to perform or comply with their obligation to deliver cash, Common Shares or other property upon exchange of the Securities pursuant to Article 11 hereof, and such failure continues for a period of 20 days;
               (4) the Company or the Guarantor fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clauses (1) through (3) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default (as defined below) (or 180 days after such notice in the event of any Default relating to any failure to timely provide SEC reports);
               (5) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or the Guarantor under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 90 consecutive days; or a decree or order of a court having jurisdiction in the premises of the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or the Guarantor or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed of a period of 90 consecutive days;
               (6) the Company or the Guarantor shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;
               (7) the Guarantee ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee) or the Guarantor denies or disaffirms its obligations under the Guarantee.
               (8) failure by us to give a Change in Control Notice in accordance with Section 3.01(b) or notice of an event that entitles Holders of Securities to exchange such Securities in accordance with Sections 11.01(b), (c) or (d), in each case when due; and
               (9) default by the Guarantor or any subsidiary thereof in the payment of the principal or interest on any bank credit facility under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed, in excess of $25 million in the aggregate of the Guarantor and/or any subsidiary, whether such indebtedness exists on the date of the Indenture or shall thereafter be created resulting in such indebtedness being declared due and payable, and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Guarantor or such subsidiary.
     A Default under clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and neither the Company nor the Guarantor cures such Default (and such Default is not waived) within the time specified in clause (4) above after actual receipt of such notice (a “Notice of Default”). Any such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.
     SECTION 6.02. Acceleration.
     If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6) hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount, interest and Additional Amounts, if any, accrued and unpaid to the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Principal Amount, interest and

Additional Amounts, if any, shall become and be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) hereof occurs and is continuing, the Principal Amount, interest and Additional Amounts, if any, accrued and unpaid to the date of such occurrence on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Company and the Trustee (and without notice to any other Holder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Principal Amount that has become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 hereof have been paid. No such rescission shall affect any subsequent or other Default or Event of Default or impair any consequent right.
     SECTION 6.03. Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of all amounts due on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     SECTION 6.04. Waiver of Past Defaults.
     The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Company and the Trustee (and without notice to any other Holder), may waive an existing Default or Event of Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2) hereof, (2) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder affected or (3) a Default that constitutes a failure to exchange any Security in accordance with the terms of Article 11 hereof. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
     SECTION 6.05. Control by Majority.
     The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it.

     SECTION 6.06. Limitation on Suits.
     A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:
               (1) the Holder gives to the Company and the Trustee written notice stating that an Event of Default is continuing;
               (2) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;
               (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;
               (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and
               (5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60 day period.
     A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.
     SECTION 6.07. Rights of Holders to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, interest, Change in Control Purchase Price and Additional Amounts, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, to exchange the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to exchange the Securities in accordance with Article 11, shall not be impaired or affected adversely without the consent of each such Holder.
     SECTION 6.08. Collection Suit by Trustee.
     If an Event of Default described in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07 hereof.
     SECTION 6.09. Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, of the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, interest, Change in Control Purchase Price or Additional Amounts, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:
               (1) to file and prove a claim for the whole amount of the Principal Amount, interest, Change in Control Purchase Price or Additional Amounts, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
               (2) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claims of any Holder in any such proceeding.
     SECTION 6.10. Priorities.
     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07 hereof;
     SECOND: to Holders for amounts due and unpaid on the Securities for the Principal Amount, interest, Change in Control Purchase Price, or Additional Amounts, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
     THIRD: the balance, if any, to the Company.
     The Trustee may fix a proposed record date and payment date for any payment to Holders pursuant to this Section 6.10 and shall notify the Company in writing with respect to such proposed record date and payment date. At least 15 days before such record date, the Company (or the Trustee at the request of the Company) shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, any suit by a Holder for the enforcement of the payment of the Principal Amount, interest, Change in Control Purchase Price, or Additional Amounts, if any, or overdue interest, if any, on or after the due date expressed in such Security or to any suit for the enforcement of the right to exchange the Security pursuant to Article 11, or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.
     SECTION 6.12. Waiver of Stay, Extension or Usury Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, interest, Change in Control Purchase Price or Additional Amounts, if any, on any such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7.
TRUSTEE
     SECTION 7.01. Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
          (b) Except during the continuance of an Event of Default:
               (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.
          (c) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that:
               (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;
               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
Subparagraphs (c)(1),(2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.
          (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.
          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.
     SECTION 7.02. Rights of Trustee.
     Subject to Section 7.01:
          (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require a Company Order, an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Company Order, Officers’ Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
          (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, unless the Holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor during normal business hours at reasonable frequencies, personally or by agent or attorney at the sole cost of the Company and the Guarantor and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any negligent act on the part of any agent or attorney appointed with due care by it hereunder.
          (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 13.02 hereof, and such notice references the Securities and this Indenture. In the absence of such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.
          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
          (k) The Trustee shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of any of the Holders, any of the rights or powers vested in it by this Indenture pursuant to this Indenture.

          (l) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.
          (m) In the event the Trustee receives inconsistent or conflicting requests or indemnity from two or more groups of Holders of Securities, each representing less than a majority in principal amount of the Securities Outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.
          (n) The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents, attorneys and employees. Such immunities and protections, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and the final payment of the Securities.
          (o) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
          (p) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any state or federal securities in connection with the Securities.
     SECTION 7.03. Individual Rights of Trustee.
     The Trustee in its commercial banking or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantor or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Exchange Agent or co-registrar may do the same with the like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.
     SECTION 7.04. Trustee’s Disclaimer.
     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities; and it shall not be responsible for any statement in the offering memorandum for the Securities or in this Indenture or the Securities (other than its certificate of authentication), the acts of a prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.
     SECTION 7.05. Notice of Defaults.
     If a Default occurs and is continuing and if it is actually known by a Trust Officer or if written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 13.02 hereof, and such notice references the Securities and this Indenture, the Trustee shall give to each Holder notice of the Default within 90 days after it is actually known to a Trust Officer. Except in the case of a Default described in Section 6.01(1) or (2) hereof, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such provision is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not give notice of a Default pursuant to Section 6.01(4) until at least 90 days have passed since its occurrence.
     SECTION 7.06. Reports by Trustee to Holders.
     Within 60 days after each May 1, beginning with the May 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 1 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).
     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.
     SECTION 7.07. Compensation and Indemnity.
     The Company agrees:
          (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expense, advances and disbursements of its outside agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
          (c) to indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability or expense (including taxes other than taxes based upon, measured by, or determined by the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, interest, Change in Control Purchase Price, Additional Amounts, if any, or overdue interest, if any, as the case may be, on particular Securities.

     The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.
     SECTION 7.08. Replacement of Trustee.
     The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
               (1) the Trustee fails to comply with, or ceases to be eligible under, Section 7.10 hereof;
               (2) the Trustee is adjudged bankrupt or insolvent;
               (3) a receiver or public officer takes charge or control of the Trustee or its property or affairs; or
               (4) the Trustee otherwise in the Company’s reasonable judgment becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.
     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section 7.07 hereof. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.
     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

     If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     SECTION 7.09. Successor Trustee by Merger.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including the trust created by this Indenture) or assets to, another corporation, bank, banking association or trust company, the resulting, surviving or transferee corporation bank, banking association or trust company, without any further act shall be the successor Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. As soon as practicable, the successor Trustee shall give written notice of its succession to the Company. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     SECTION 7.10. Eligibility; Disqualification.
     The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee shall have a combined capital and surplus of at least $50,000,000 (or if the Trustee is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000) as set forth in its most recent published annual report of conditions. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall correct such ineligibility or resign immediately in the manner and with the effect specified in this Article 7.
     SECTION 7.11. Preferential Collection of Claims Against Company.
     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 8.
DISCHARGE OF INDENTURE
     SECTION 8.01. Discharge of Liability on Securities.
     When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash and/or securities, as permitted by the terms hereof, sufficient to pay at Stated Maturity the Principal Amount of all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof), and if in either case the Company pays all other sums payable hereunder by the

Company, then this Indenture shall, subject to Section 7.07 hereof, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.
     SECTION 8.02. Repayment to the Company.
     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for six months; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall, in the event that the Securities are no longer held in global form, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person. In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this section shall be held uninvested and without any liability for interest.
ARTICLE 9.
AMENDMENTS
     SECTION 9.01. Without Consent of Holders.
     The Company, the Guarantor and the Trustee may amend this Indenture and the Securities without the consent of any Holder:
               (1) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, provided that, in any case, such change shall not materially adversely affect the interests of the Holders;
               (2) to provide for the assumption of the Company’s or the Guarantor’s obligations to the Holders of the Securities in case of a merger or consolidation or conveyance, transfer or lease of the Company’s or the Guarantor’s properties and assets substantially as an entirety;
               (3) to provide for uncertificated Securities in addition to or in place of certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

               (4) to make any change that does not adversely affect the right of any Holder; or
               (5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification, if any, of this Indenture under the TIA.
     SECTION 9.02. With Consent of Holders.
     The Company, the Guarantor and the Trustee, with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, may amend this Indenture or the Securities. However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:
               (1) make any change to the Principal Amount of Securities whose Holders must consent to an amendment;
               (2) make any change to the manner or rate of accrual in connection with interest, Additional Amounts, if any, or overdue interest, if any, extend the time for payment of interest, Additional Amounts, if any, or overdue interest, if any, on any Security;
               (3) reduce the Principal Amount of or extend the Stated Maturity of any Security;
               (4) reduce the Change in Control Purchase Price of any Security;
               (5) make any Security payable in money or securities other than that stated in the Security;
               (6) make any change in Section 6.04 or 6.07 hereof or this Section 9.02, except to increase the percentage of Holders referenced in Section 6.04 or 6.07 hereof or this Section 9.02, as applicable;
               (7) make any change that adversely affects the right of Holders to exchange any Security pursuant to Article 11 or reduce the amount of cash, Common Shares or other property deliverable upon exchange of Securities under Article 11;
               (8) make any change that adversely affects the right of Holders to require the Company to purchase the Securities upon a Change in Control, in accordance with the terms thereof and this Indenture; or
               (9) release the Guarantor from its obligations under its Guarantee of the Securities.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.
     SECTION 9.03. Compliance with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA as then in effect, if then required to so comply.
     SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions.
     Until an amendment, waiver or other action becomes effective, a consent to it or any other action by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.
     SECTION 9.05. Notation on or Exchange of Securities.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.
     SECTION 9.06. Trustee to Sign Supplemental Indentures.
     The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such amendment the Trustee shall be provided with, and (subject to the provisions of Section 7.01 hereof) shall be fully protected in relying upon, an Officers’ Certificate of the Company and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
     SECTION 9.07. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10.
GUARANTEE OF SECURITIES
     SECTION 10.01. Unconditional Guarantee.
          (a) For value received, the Guarantor hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders and to the Trustee the due and punctual payment of the principal of, interest, and Additional Amounts, if any, on the Securities and all other amounts due and payable under this Indenture and the Securities by the Company (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or the Holders in connection with the enforcement of this Indenture, the Securities and the Guarantee) (collectively, the “Indenture Obligations”), when and as such principal, interest, Additional Amounts, if any, and such other amounts shall become due and payable, whether at the Stated Maturity, upon purchase or by declaration of acceleration or otherwise, according to the terms of the Securities and this Indenture. The guarantee by the Guarantor set forth in this Article 10 is referred to herein as the “Guarantee.” Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.
          (b) Failing payment when due of any amount guaranteed pursuant to the Guarantee, for whatever reason, the Guarantor will be obligated to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). The Guarantee is intended to be a general, unsecured, senior obligation of the Guarantor and will rank pari passu in right of payment with all indebtedness of the Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee. The Guarantor hereby agrees that its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of the obligations and liabilities of any other obligor with respect to the Securities, the Guarantee or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof with respect to the same, the recovery of any judgment against the Company, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.
     The Guarantor hereby agrees that in the event of a default in payment of the principal of, interest, or Additional Amounts, if any, on the Securities or any other amounts payable under this Indenture and the Securities by the Company, whether at the Stated Maturity, upon purchase or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce the Guarantee without first proceeding against the Company.
          (c) To the fullest extent permitted by applicable law, the obligations of the Guarantor under this Article 10 shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of any other obligor with respect to the Securities contained in any of the Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, the Guarantor or any of their respective estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Company, the Guarantor or the Trustee of any rights or remedies under any of the Securities or this Indenture or its delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of the Securities, including all or any part of the rights of the Company or the Guarantor under this Indenture, (v) the extension of the time for payment by the Company or the Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of the Securities or this Indenture or of the time for performance by the Company or the Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation set forth in this Indenture of any other obligor with respect to the Securities, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, either the Company or the Guarantor or any of their respective assets, or the disaffirmance of any of the Securities, the Guarantee or this Indenture in any such proceeding, (viii) the release or discharge of the Company or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of the obligations of any of the other obligors under the Securities, the Guarantee or this Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Company or the Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or the Guarantor.
          (d) The Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or the Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to them and (iii) covenants that its Guarantee will not be discharged except by complete performance of the Guarantee or of the obligations guaranteed thereby. The Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Guarantor, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

          (e) The Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of the Securities until all of the Securities and the Guarantee thereof shall have been paid in full or discharged.
          (f) A director, officer, employee or stockholder, as such, of the Guarantor shall not have any liability for any obligations of the Guarantor under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.
          (g) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article 10 and the Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law.
     SECTION 10.02. Execution and Delivery of Notation of Guarantee.
     To further evidence the Guarantee, the Guarantor hereby agrees that on the date of this Indenture a notation of the Guarantee may be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of the Guarantor.
     The Guarantor hereby agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation relating to the Guarantee thereof.
     If an Officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office, or if any other or additional Person shall have become a “Guarantor” hereunder in accordance with Section 5.01 hereof, at the time the Trustee authenticates such Security or at any time thereafter, the Guarantor’s Guarantee of such Security shall be valid nevertheless.
     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor and each other Person which may at such time constitute the “Guarantor” hereunder.
ARTICLE 11.
EXCHANGE
     SECTION 11.01. Exchange Privilege.
     A Holder of a Security may exchange, in accordance with this Article 11, such Security for cash, and if applicable, Common Shares, in whole or in part, during the 30 calendar days ending at the close of business on the Business Day immediately preceding the Stated Maturity (unless earlier purchased), and prior thereto only upon the occurrence of one of the events set forth in this Section 11.01. Upon such exchange, a Holder will be entitled to receive the consideration set forth in this Article 11 based upon the exchange rate (the “Exchange Rate”) set forth in the next sentence, subject to adjustment as herein set forth. The initial Exchange Rate is 10.5533 Common Shares per $1,000 principal amount of Securities. The “Exchange Price” in effect at any time shall be equal to $1,000 divided by the Exchange Rate.
     A Holder may exchange a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to exchange of all of a Security also apply to exchange of a portion of a Security.
     The Securities shall be exchangeable during the period specified above and pursuant hereto only:
          (a) during any calendar quarter (and only during such calendar quarter) if the Sale Price of the Common Shares for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the previous calendar quarter is greater than or equal to 130% of the applicable Exchange Price on such last Trading Day;
          (b) the Guarantor distributes to all holders of its Common Shares (A) rights or warrants entitling them (for a period expiring within 45 days after the record date for the determination of the stockholders entitled to receive such distribution) to subscribe for or purchase Common Shares at a price per share less than the Sale Price of the Common Shares on the Trading Day immediately preceding the date such distribution is first publicly announced by the Guarantor, or (B) assets, debt securities or rights to purchase its securities, where the value of such distribution per Common Share, as determined by the Board of Directors of the Guarantor, exceeds 20% of the Sale Price of the Common Shares on the Trading Day immediately preceding the declaration date of such distribution, in either case, the Securities may be surrendered for exchange at any time on or after the date that the Company gives notice of such distribution to the Holders, which shall be not less than 25 Business Days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Date or the date the Company publicly announces that such distribution will not take place; provided that the Holder of a Security may not exchange such Security pursuant to this provision if the Holder will otherwise participate in such distribution without exchange; or
          (c) the Guarantor proposes to engage in a transaction described in clause (ii) of the first sentence of Section 11.14 hereof that is not a Change in Control (other than a consolidation, merger or combination, the primary purpose of which is to effect a reincorporation or redomiciling of the Guarantor), then the Securities may be surrendered for exchange, at any time from and after the effective date of the transaction and ending on and including the date five days after the actual effective date of the transaction; or
          (d) a Change in Control occurs, then the Securities may be surrendered for exchange at any time during the period beginning on and including the effective date of such

Change in Control transaction and ending on and including the Change in Control Purchase Date for such Change in Control; or
          (e) during the five Business Day period immediately after any 20 consecutive Trading Day period in which the Trading Price per $1,000 Principal Amount of Securities, as determined following a request by a Holder according to the procedures described below, for each day of such 20 Trading Day period was less than 95% of the product of the Sale Price of the Common Shares and the Applicable Exchange Rate as of such Trading Day (the “95% Trading Exception”).
     The Company shall, within the first five Business Days of each calendar quarter, determine whether the Securities shall be exchangeable during such calendar quarter as a result of the occurrence of an event specified in clause (a) above, and, if the Securities shall be so exchangeable, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Securities shall become exchangeable pursuant to this Section 11.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such exchangeability in the manner provided in Section 13.02.
     In connection with any exchange pursuant to the 95% Trading Exception specified in clause (e), the Trustee shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the 95% Trading Exception will apply. At such time, the Company shall instruct the Trustee to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the earlier of (i) the 19th consecutive trading day thereafter, or (ii) the first trading day on which the Trading Price per $1,000 Principal Amount of Securities is greater than or equal to 95% of the product of the Sale Price of a Common Share and the Exchange Rate as of such Trading Day.
     SECTION 11.02. Exchange Procedure.
     To exchange a Security a Holder must satisfy the requirements in paragraph 7 of the Securities. As soon as practicable following the date (the “Exchange Date”) on which the Holder satisfies all such requirements, the Company shall deliver to the Holder, through the Exchange Agent, in respect of each $1,000 principal amount of Securities being exchanged (all as hereinafter provided): (i) the Required Cash Amount, (ii) certificate(s) for the number of Remaining Shares issuable upon exchange, if any, and (iii) the amount of cash payable, if any, in lieu of any fractional share. A Holder of Securities is not entitled to any rights of a holder of Common Shares until such Holder has exchanged its Securities, and then only if Common Shares are issuable upon such exchange. Upon exchange of a Security, such Holder shall no longer be a Holder of such Security.
     No payment on the Securities or adjustment of the Exchange Rate will be made for dividends on or other distributions with respect to any Common Shares except as provided in this Article 11. On exchange of a Security, that portion of accrued and unpaid interest and Additional Amounts, if any, attributable to the period from the most recent Interest Payment Date to the Exchange Date with respect to the exchanged Security shall be deemed to be paid in full and not canceled, extinguished and forfeited, through delivery of the Required Cash Amount and the Remaining Shares (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being exchanged pursuant to the provisions hereof.
     Notwithstanding the preceding paragraph, if the Exchange Date occurs after a Record Date but on or prior to the corresponding Interest Payment Date, Holders of the Securities at the close of business on the Record Date will receive any interest payable on such Securities on the corresponding Interest Payment Date notwithstanding such exchange. Such Securities, upon surrender for exchange, must be accompanied by funds equal to the amount of interest payable on the Securities so exchanged; provided, however, that no such payment need be made (1) in connection with any exchange following the Record Date immediately preceding the Final Interest Payment Date, (2) if the Change in Control Purchase Date is during or within two days after such period or (3) if any Defaulted Interest exists at the time of exchange with respect to such Securities (to the extent of such Defaulted Interest).
     If a Holder exchanges more than one Security at the same time, the delivery of the Required Cash Amount and the Remaining Shares (together with the cash payment, if any, in lieu of fractional shares) upon such exchange shall be based on the total Principal Amount of the Securities exchanged.
     Upon surrender of a Security that is exchanged in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unexchanged portion of the Security surrendered.
     If the last day on which a Security may be exchanged is a Legal Holiday in a place where an Exchange Agent is located, the Security may be surrendered to that Exchange Agent on the next succeeding day that it is not a Legal Holiday.
     SECTION 11.03. Fractional Shares.
     The Guarantor will not issue a fractional Common Share upon exchange of a Security. Instead the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall equal the arithmetic average of the Volume Weighted Average Price of the Common Shares for each of the 20 Trading Days of the Exchange Reference Period, rounded to the nearest whole cent.
     SECTION 11.04. Taxes on Exchange.
     If a Holder exchanges a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any Common Shares upon the exchange. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Exchange Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder’s name until the Exchange Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

     SECTION 11.05. Payment Upon Exchange.
     Holders surrendering Securities for exchange will be entitled to receive, per $1,000 Principal Amount of Securities being exchanged, an exchange settlement amount equal to the sum of the Daily Settlement Amounts for each of the twenty Trading Days during the Exchange Reference Period.
     The “Daily Settlement Amount” for each $1,000 principal amount of Securities, for each of the twenty Trading Days during the Exchange Reference Period, shall consist of:
               (a) cash equal to the lesser of $50 and the Daily Exchange Value (collectively, the “Required Cash Amount”); and
               (b) to the extent the Daily Exchange Value exceeds $50, a number of Common Shares equal to: (1) the difference between the Daily Exchange Value and $50, divided by (2) the Volume Weighted Average Price per Common Share for such day (the “Remaining Shares”).
     The “Daily Exchange Value” for any Trading Day equals 1/20th of:
               (i) the Exchange Rate in effect on that day, multiplied by
               (ii) the Volume Weighted Average Price per Common Share (or other consideration into which the Common Shares have been converted in connection with and subject to Sections 11.10 or 11.14).
     The “Exchange Reference Period” means (a) for Securities that are exchanged during the period beginning on the 30th calendar day preceding the Stated Maturity and ending at the close of business on the Business Day preceding the Stated Maturity, the 20 consecutive Trading Days beginning on the 23rd scheduled Trading Day immediately preceding the Stated Maturity and (b) in all other instances, the 20 consecutive Trading Days beginning on the third Trading Day following the Exchange Date.
     “Volume Weighted Average Price” per Common Share on any Trading Day means the volume weighted average price on the NYSE for the period between 9:30 a.m. and 4:00 p.m. New York City Time, as shown on Bloomberg (or any successor service) page CLB <EQUITY> AQR.N>, or if such page or its equivalent is not available, the volume weighted average price per Common Share, as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     SECTION 11.06. Adjustment for Change in Capital Stock.
     In case the Guarantor shall (i) pay a dividend, or make a distribution, in Common Shares, on its Common Shares, (ii) subdivide its outstanding Common Shares into a greater number of shares, or (iii) combine its outstanding Common Shares into a smaller number of shares, the Exchange Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Exchange Rate determined by multiplying the Exchange Rate in effect immediately prior to the occurrence of such event by a fraction of which the numerator shall be the number of

Common Shares outstanding immediately after such event and the denominator shall be the number of Common Shares outstanding immediately prior to such event. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Exchange Rate shall again be adjusted to the Exchange Rate which would then be in effect if such dividend as distribution had not been declared. An adjustment made pursuant to this Section 11.06 shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.
     SECTION 11.07. Adjustment for Rights or Warrants.
     In case the Guarantor shall issue rights (not including statutory rights) or warrants to all holders of its Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Market Price per Common Share at the record date for the determination of shareholders entitled to receive such rights or warrants, the Exchange Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Exchange Rate determined by multiplying the Exchange Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of additional Common Shares offered to holders of Common Shares for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of Common Shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the shareholders entitled to receive such rights or warrants. To the extent that Common Shares are not delivered after the expiration of such rights or warrants, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if such record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Market Price of such Common Shares, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Guarantor for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Guarantor’s Board of Directors.
     SECTION 11.08. Adjustment for Other Distributions.
          (a) In case the Guarantor shall distribute to all holders of its Common Shares (excluding any distribution in connection with the liquidation, dissolution or winding up of the Guarantor, whether voluntary or involuntary) any shares of any class of the Guarantor (other than Common Shares), or evidences of indebtedness of the Guarantor or of assets (other than cash and other than rights or warrants to subscribe for or purchase any of its securities referred to in Section 11.07 hereof) (any of the foregoing hereinafter in this Section 11.08(a) called the

“Distributed Securities”), then, the Exchange Rate shall be adjusted so that the same shall equal the Exchange Rate determined by multiplying the Exchange Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price per Common Share on the record date mentioned below, and the denominator shall be the Market Price per Common Share on such record date less the fair market value on such record date (as determined by the Guarantor’s Board of Directors, whose determination shall be conclusive, and described in an Officer’s Certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one Common Share. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Common Share is equal to or greater than the Market Price of the Common Shares on the record date, in lieu of the foregoing adjustment, upon exchange of any Securities thereafter the provisions of Section 11.14 shall apply to such exchange mutatis mutandis; provided that for such application, any references in such provisions to the “Exchange Property” shall be deemed references to a unit composed of (a) the number of Common Shares equal to the Exchange Rate immediately prior to the relevant distribution and (b) the amount of Distributed Securities such Holder would have received had such Holder held a number of Common Shares equal to the Exchange Rate immediately prior to the relevant distribution. In the event that such distribution is not so paid or made, the Exchange Rate shall again be adjusted to the Exchange Rate which would then be in effect if such distribution had not been declared. If the Guarantor’s Board of Directors determines the fair market value of any distribution for purposes of this Section 11.08(a) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Market Price of the Common Shares.
          (b) Notwithstanding the foregoing, in the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Guarantor’s Subsidiaries (a “Spin-Off”), the Exchange Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Exchange Rate in effect immediately prior to the close of business on the record date with respect to such distribution by a fraction the numerator of which shall be the Market Price of the Common Shares, plus the Fair Market Value of the portion of the distributed assets so distributed applicable to one Common Share (determined on the basis of the number of Common Shares outstanding on the record date), determined as set forth above, and the denominator of which shall be the Market Price on such Record Date. Such increase shall become effective immediately prior to the opening of business on the day following the last Trading Day of the Spin-Off Valuation Period (as defined below). In the event that such distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such distribution had not been declared. In the case of a Spin-Off, the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off (the “Spin-Off Valuation Period”), and the Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Market Price shall mean the Sale Price of the Common Shares on the same Trading Day.
          (c) In case the Guarantor shall, by dividend or otherwise, distribute to all holders of its Common Shares cash, then, in such case, the Exchange Rate shall be increased so that the same shall equal the Exchange Rate determined by multiplying the Exchange Rate in effect immediately prior to the record date by a fraction of which the numerator shall be the Market Price of the Common Shares and the denominator shall be the Market Price of the Common Shares less the amount of cash so distributed applicable to one Common Share, such increase to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event that the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Market Price of the Common Shares on the record date, in lieu of the foregoing adjustment, upon exchange of any Securities thereafter, the provisions of Section 11.14 shall apply to such exchange mutatis mutandis; provided further, that for such application, any references in such provisions to the “Exchange Property” shall be deemed references to a unit composed of (a) the number of Common Shares equal to the Exchange Rate immediately prior to the relevant distribution and (b) the amount of cash such holder would have received had such holder held a number of Common Shares equal to the Exchange Rate immediately prior to the relevant distribution. If such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if such dividend or distribution had not been declared.
          (d) In case a tender or exchange offer made by the Guarantor or any subsidiary of the Guarantor shall expire and such tender or exchange offer (as amended as of the expiration thereof) shall require the payment to holders of Common Shares of consideration per Common Share, expressed as an amount per Common Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer (the “Offer Consideration”) having a fair market value (as determined by the Guarantor’s Board of Directors, whose determination shall be conclusive and set forth in an Officer’s Certificate filed with the Trustee) that as of the Trading Day next succeeding the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer exceeds the Sale Price of the Common Shares on such Trading Day, then the Exchange Rate shall be increased so that the same shall equal the Exchange Rate determined by multiplying the Exchange Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the sum of (i) the product of (A) the Offer Consideration and (B) the number of Common Shares validly tendered or exchanged (and not withdrawn), and accepted for purchase, pursuant to such tender offer or exchange offer (such Common Shares the “Purchased Shares”) and (ii) the product of (A) the Sale Price of the Common Shares as of the Expiration Time and (B) an amount equal to (i) the number of Common Shares outstanding as of the Expiration Time (including all Purchased Shares) less (ii) the Purchased Shares, and the denominator shall be the product of (i) the number of Common Shares outstanding as of the Expiration Time (including all Purchased Shares) and (ii) the Sale Price of the Common Shares as of the Expiration Time. The adjustment to the Exchange Rate set forth above shall become effective immediately prior to the opening for business on the day following the Expiration Time. If the Guarantor or such subsidiary making such tender or exchange offer is obligated to purchase shares pursuant to any such tender or exchange offer, but the Guarantor or such subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the

Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if the tender or exchange offer had not been made.
          (e) In no event shall the Exchange Rate as adjusted pursuant to Sections 11.08(c) and (d) exceed 13.7193 per $1,000 Principal Amount of Securities (as such Exchange Rate may be adjusted on a proportional basis for any adjustment made pursuant to Sections 11.06, 11.07 or 11.08 (a) or (b)).
     SECTION 11.09. Adjustment to Exchange Rate upon a Change in Control.
          (a) If and only to the extent a Holder elects to exchange a Security in connection with a Change in Control, the Company will increase the Applicable Exchange Rate by a number of Common Shares (the “Make-Whole Shares”) as set forth below, except as provided in Section 11.10. The number of Make-Whole Shares by which the Exchange Rate is increased will be determined by reference to the table below, based on the date on which the Change in Control becomes effective and the average of the Volume Weighted Average Price of the Common Shares (the “Share Price”) over the five Trading Days immediately preceding the effective date of such Change in Control transaction, except that if Holders of the Common Shares receive only cash in such Change in Control transaction, the Share Price will be the cash amount paid per share. Holders will be notified by the Company of the anticipated effective date of any Change in Control at least 22 trading days prior to such date, to the extent practicable.
     An exchange of the Securities by a Holder will be deemed for these purposes to be “in connection with” a Change in Control if the exchange notice is received by the Exchange Agent following the effective date of the Change in Control but before the related Change in Control Purchase Date.
          (b) The Share Prices and number of Make-Whole Shares set forth in the table below will be adjusted as of any date on which the Exchange Rate is adjusted. On such date, the Share Prices shall by adjusted by multiplying:
               (1) the Share Price applicable immediately prior to such adjustment, by
               (2) a fraction of which,
               (A) the numerator shall be the Applicable Exchange Rate immediately prior to the adjustment giving rise to the Share Price adjustment, and
               (B) the denominator shall be the Applicable Exchange Rate as so adjusted.
The number of shares of Make-Whole Shares shall be correspondingly adjusted in the same manner as the adjustments described under Sections 11.06, 11.07 and 11.08.
          (c) The following table sets forth the share price and number of Make-Whole Shares by which the Exchange Rate shall be adjusted:

	Effective Date
Share Price on	November 6,	October 31,	October 31,	October 31,	October 31,	October 31,
Effective Date	2006	2007	2008	2009	2010	2011
$72.98	3.1660	3.1660	3.1660	3.1660	3.1660	0.0000
$94.76	1.7991	1.7991	1.7453	1.6074	1.3080	0.0000
$105.00	1.4153	1.3991	1.3203	1.1655	0.8573	0.0000
$115.00	1.1323	1.1029	1.0158	0.8587	0.5671	0.0000
$125.00	0.9141	0.8773	0.7882	0.6368	0.3745	0.0000
$135.00	0.7436	0.7029	0.6157	0.4747	0.2464	0.0000
$145.00	0.6086	0.5666	0.4835	0.3550	0.1611	0.0000
$155.00	0.5004	0.4587	0.3813	0.2660	0.1042	0.0000
$165.00	0.4131	0.3728	0.3014	0.1993	0.0662	0.0000
$175.00	0.3419	0.3037	0.2386	0.1490	0.0409	0.0000
$185.00	0.2836	0.2477	0.1888	0.1109	0.0242	0.0000
$195.00	0.2354	0.2021	0.1493	0.0819	0.0133	0.0000
$205.00	0.1955	0.1648	0.1176	0.0598	0.0064	0.0000
          (d) The exact Share Price and effective dates of the Change in Control transaction may not be set forth on the table above, in which case, if the Share Price is:
     (i) between two Share Prices in the table or such effective date is between two dates in the table, the number of Make-Whole Shares added to the Exchange Rate of the Securities will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Share Prices and the two effective dates, as applicable, based on a 360-day year;
     (ii) in excess of $205.00 per share (subject to adjustment as set forth in Section 11.09(b)), the Exchange Rate shall not be increased; or
     (iii) less than $72.89 per share (subject to adjustment as set forth in Section 11.09(b)), no Make-Whole Shares will be added to the Exchange Rate of the Securities.
          (e) Notwithstanding the foregoing, in no event will the Exchange Rate exceed 13.7193 per $1,000 Principal Amount of the Securities, subject to adjustments to the Exchange Rate in the same manner as set forth in Sections 11.06, 11.07 and 11.08.
     SECTION 11.10. Exchange After a Public Acquirer Change of Control.
          (a) In the event of a Public Acquirer Change of Control, the Company may, in lieu of increasing the Exchange Rate pursuant to Section 11.09 above and in lieu of application of Section 11.14, elect to adjust the Exchange Rate and the related conversion obligation such that from and after the effective date of such Public Acquirer Change of Control, Holders shall be entitled to exchange their Securities, subject to the conditions in Section 11.01, into a number of shares of Public Acquirer Common Stock, if applicable, in accordance with Section 11.01.

     The adjusted Exchange Rate shall be the Exchange Rate in effect immediately before the Public Acquirer Change of Control by multiplying it by a fraction:
               (1) the numerator of which will be (i) in the case of a consolidation, merger or binding share exchange, pursuant to which the Common Shares are exchanged solely into cash, the cash paid or payable per common share or (ii) in any other case, the average of the Sale Prices of the Common Shares for the five consecutive trading days prior to but excluding the effective date of such Public Acquirer Change in Control, and
               (2) the denominator of which will be the average of the last reported sale prices of the Public Acquirer Common Stock on the principal exchange on which such shares are quoted for the five consecutive trading days commencing on the trading day next succeeding the effective date of such Public Acquirer Change of Control.
          (b) In order to make the election pursuant to this Section 11.10, the Company and the issuer of the Public Acquirer Common Stock shall execute with the Trustee a supplemental indenture providing that each Security shall be exchangeable into Public Acquirer Common Stock. Such supplemental indenture shall provide for provisions and adjustments which shall be a nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 11 as determined in good faith by the Board of Directors of the Company or such issuer (which shall be conclusive).
          (c) At least 22 Trading Days prior to the anticipated effective date of a Public Acquirer Change of Control, the Company will, to the extent practicable, provide a notice to all Holders, the Trustee and the Paying Agent stating whether the Company (i) elects to adjust the Exchange Rate and the related conversion obligation as set forth in this Section 11.10 or (ii) does not elect to so adjust the Exchange Rate and the related exchange obligation, in which case the Holders will have the right to exchange Securities and, if applicable, receive Additional Shares as set forth in Section 11.09.
     SECTION 11.11. When No Adjustment Required.
     No adjustment need be made for rights to purchase Common Shares pursuant to a Guarantor plan for reinvestment of dividends or interest.
     No adjustment need be made for a change in the par value or no par value of the Common Shares.
     To the extent the Securities become exchangeable for cash, assets, property or securities (other than capital stock), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.
     No adjustment need be made to the Exchange Rate if Holders of the Securities may participate in the transaction and receive the same consideration the Holders of the Securities would have received had they exchanged their Securities solely into Common Shares based on the applicable Exchange Rate immediately prior to such transaction (assuming such holder of Common Shares received proportionately the same consideration received by all Common Shareholders in the aggregate).

     SECTION 11.12. Notice of Adjustment.
     Whenever the Exchange Rate is adjusted, the Company shall promptly mail to Holders, a notice of the adjustment and a certificate from the Company’s certified independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Company shall file with the Trustee and the Exchange Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Exchange Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.
     SECTION 11.13. Notice of Certain Transactions.
     If (a) the Guarantor makes any distribution or dividend that would require an adjustment in the Exchange Rate pursuant to Section 11.06, 11.07 or 11.08 hereof; (b) the Guarantor takes any action that would require a supplemental indenture pursuant to Section 11.14 hereof; or (c) there is a liquidation, dissolution or winding-up of the Guarantor; then the Company shall mail to Holders and file with the Trustee and the Exchange Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding-up. The Company shall file and mail the notice at least 10 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.
     SECTION 11.14. Effect of Reclassification, Consolidation, Merger or Transfer.
     If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Guarantor with another Person as a result of which Common Shares shall be converted into stock, securities or other property or assets (including cash), or (iii) any conveyance, transfer or lease of the properties and assets of the Guarantor as, or substantially as, an entirety to any other Person as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, then, except as provided in Section 11.10 and subject to any required adjustment pursuant to Section 11.09:
          (a) The Company and the Guarantor or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the exchange and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, combination, conveyance, transfer or lease, the Exchange Property includes shares of stock or other securities or other property or assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, combination, conveyance, transfer or lease, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Guarantor’s Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Guarantor’s Board of Directors and practicable the provisions providing for the purchase rights set forth in Article 3 herein.
          (b) Notwithstanding the provisions of Section 11.05, the Daily Exchange Values and Daily Settlement Amounts with respect to each $1,000 Principal Amount of Securities exchanged following the effective date of any such transaction, shall be calculated based on the kind and amount of shares of stock and other securities or property or assets (including cash) that would have been received upon such reclassification, change, consolidation, merger, combination, conveyance, transfer or lease by a holder of Common Shares holding, immediately prior to the transaction, a number of Common Shares equal to the Exchange Rate immediately prior to such transaction (the “Exchange Property”) and the Remaining Shares shall be paid in such Exchange Property. For purposes of the foregoing, the definitions of Volume Weighted Average Price and Trading Day would be modified to apply to such Exchange Property as applicable.
          (c) In the event holders of Common Shares have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property shall consist of the consideration that a majority of the holders of Common Shares who made such an election received in such transaction. The Company and the Guarantor may not become a party to any such transaction unless its terms are consistent with the foregoing.
          (d) The Daily Exchange Values and Daily Settlement Amounts in respect of any Securities exchanged following the effective date of any such transaction shall be calculated in accordance with Section 11.05 but substituting all references to Common Shares with references to “Exchange Property.” For the purpose of determining the value of any Exchange Property:
               (i) Any shares of common stock of the successor or purchasing Person or any other Person that are included in the Exchange Property shall be valued as set forth in Section 11.05 as if such shares were “Common Shares;” and
               (ii) Any other property (other than cash) included in the Exchange Property shall be valued in good faith by the Guarantor’s Board of Directors or by an NYSE member firm selected by the Guarantor’s Board of Directors.
          (e) [Reserved].
          (f) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Securities register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          (g) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

          (h) If this Section applies, none of Sections 11.06, 11.07 and 11.08 hereof apply.
     SECTION 11.15. Company Determination Final.
     Any determination that the Company or its Board of Directors or the Guarantor or its Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.12, 11.13, 11.14 or 11.18 hereof shall be conclusive in the absence of manifest error.
     SECTION 11.16. Trustee’s Adjustment Disclaimer.
     The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 hereof need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exchange of Securities. The Trustee shall not be responsible for the Company’s or the Guarantor’s failure to comply with this Article 11, and shall not be deemed to have knowledge of any adjustment unless and until it shall have received a notice of adjustment pursuant to Section 11.12 hereof. Each Exchange Agent (other than the Company or one of its Affiliates) shall have the same protection under this Section 11.16 as the Trustee.
     SECTION 11.17. Simultaneous Adjustments.
     In the event that this Article 11 requires adjustments to the Exchange Rate under more than one of Section 11.06, 11.07, 11.08(a) or 11.08(b) hereof, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.08(a) hereof, second, the provisions of Section 11.08(b) hereof, third, the provisions of Section 11.06 hereof and, fourth, the provisions of Section 11.07 hereof, provided that no adjustment shall be made more than once pursuant to any such individual Section.
     SECTION 11.18. Successive Adjustments.
     After an adjustment to the Exchange Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Exchange Rate as so adjusted.
     SECTION 11.19. Rights Issued In Respect of Common Shares Issued Upon Exchange.
     Notwithstanding any other provision hereof, in the event that the Guarantor implements a shareholders’ rights plan (other than pursuant to statutory rights), such rights plan shall provide that upon exchange of the Securities the Holders will receive, in addition to the Common Shares issuable upon such exchange, if any, such rights, unless prior to any exchange, the rights have separated from the Common Shares, in which case the Exchange Rate will be adjusted at the time of separation as if the Guarantor had distributed to all holders of Common Shares, shares of its capital stock, evidences of indebtedness or assets as described in Section 11.08(a), subject to readjustment in the event of the expiration, termination or redemption of such rights. In addition, in the event of any distribution of rights (not including statutory rights) or warrants that shall have resulted in an adjustment to the Exchange Rate under Section 11.08(a) hereof, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, the Exchange Rate shall be readjusted upon such purchase to give effect to such distribution, as the case may be, as though it were a cash distribution, equal to the per share purchase price received by a holder of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such purchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Exchange Rate shall be readjusted as if such issuance had not occurred.
     SECTION 11.20. Guarantor to Provide Common Shares.
     The Guarantor shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the exchange of the Securities, and will provide all Common Shares required to be issued upon Exchange of Securities in accordance with Section 11.05. The Common Shares or other securities issued upon exchange of the Securities shall bear any legend required by Section 2.06(d) hereof.
     All Common Shares delivered upon exchange of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.
     The Guarantor shall maintain distributable retained earnings (“vrij uitkeerbare reserve”) of not less than the number of Common Shares that it may be required from time to time to issue upon exchange of the Securities multiplied by the par value of such Common Shares. The par value of any Common Shares issued upon exchange of the Securities shall be charged to (“ten laste gebracht van”) the distributable retained earnings (“vrij uitkeerbare reserve”) referred to in the preceding sentence.
     The Guarantor covenants that if any Common Shares to be provided for the purpose of exchange of Securities hereunder require registration with or approval of any governmental authority under any Dutch, federal or state law before such shares may be validly issued upon exchange, the Guarantor will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.
     The Guarantor further covenants that if at any time the Common Shares shall be quoted or listed on a national securities exchange or any other automated quotation system, the Guarantor will, if permitted by the rules of such automated quotation system or exchange, list and keep listed, so long as the Common Shares shall be so listed on such automated quotation system or exchange, all Common Shares issuable upon exchange of the Securities; provided, however, that if the rules of such automated quotation system or exchange permit the Guarantor to defer the listing of such Common Shares until the first exchange of the Securities into Common Shares in accordance with the provisions of this Indenture, the Guarantor covenants to list such Common Shares issuable upon exchange of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

     SECTION 11.21. General Considerations.
     Whenever successive adjustments to the Exchange Rate are called for pursuant to this Article 11, such adjustments shall be made to the Market Price of the Common Shares as may be necessary or appropriate to effectuate the intent of this Article 11 and to avoid unjust or inequitable results as determined in good faith by the Guarantor’s Board of Directors.
ARTICLE 12.
INTEREST
     SECTION 12.01. Interest Payments.
          (a) The Securities shall provide for payment of interest as specified in paragraph 1 of the Securities.
          (b) Subject to any payments required as provided in Section 11.02, Holders of Securities at the close of business on a Record Date will receive payment of interest, payable on the corresponding Interest Payment Date notwithstanding the exchange of such Securities at any time after the close of business on such Record Date.
          (c) In the event that any date on which interest or any other amount is payable on a Security is not a Business Day, then a payment of the amount payable on such date will be made on the next succeeding day which is a Business Day and (without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.
     SECTION 12.02. Defaulted Interest; Interest Rights Preserved.
     Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder thereof on the relevant Interest Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special record date (herein called “Special Interest Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Interest Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Interest Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Interest Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears on the list of Holders maintained pursuant to Section 2.05 hereof not less than 10 days prior to such Special Interest Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each place of payment, but such publications shall not be a condition precedent to the establishment of such Special Interest Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Interest Record Date and shall no longer be payable pursuant to the following clause (2).
          (b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section and Section 2.07 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
ARTICLE 13.
MISCELLANEOUS
     SECTION 13.01. Trust Indenture Act.
     This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA; provided, however, that this Section 13.01 shall not require this Indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA, nor shall it constitute any admission or acknowledgment by any party that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the TIA, such required provision shall control.
     SECTION 13.02. Notices.
     Any request, demand, authorization, notice, waiver, consent or communication shall be in writing in the English language and delivered in Person or mailed by first class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by overnight courier) to the following facsimile numbers:

     if to the Company:
Core Laboratories LP
6316 Windfern Road
Houston, Texas 77040
Attn: General Counsel
Telephone Number: (713) 328-2673
Facsimile Number: (713) 328-2152
     if to the Guarantor:
Core Laboratories N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands
     with a copy to:
Core Laboratories LP
6316 Windfern Road
Houston, Texas 77040
Attn: General Counsel
Telephone Number: (713) 328-2673
Facsimile Number: (713) 328-2152
     if to the Trustee:
Wells Fargo Bank, National Association
1445 Ross Avenue – 2nd Floor
Dallas, Texas 75202
Attn: Corporate Trust Services
Telephone Number: (214) 740-1573
Facsimile Number: (214) 777-4086
     Each of the Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications. Notices to the Trustee shall be effective only upon receipt.
     Any notice or communication given to a Holder shall be mailed to the Holder, by first class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.
     If the Company or the Guarantor mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Exchange Agent or co-registrar.

     SECTION 13.03. Communication by Holders with Other Holders.
     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar, the Paying Agent, the Exchange Agent and anyone else shall have the protection of TIA Section 312(c).
     SECTION 13.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor shall furnish to the Trustee:
          (a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     SECTION 13.05. Statements Required in Certificate or Opinion.
     Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:
          (a) a statement that each individual making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
          (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement that, in the opinion of such individual, such covenant or condition has been complied with.
     SECTION 13.06. Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 13.07. Rules by Trustee, Paying Agent, Exchange Agent and Registrar.
     The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Exchange Agent and the Paying Agent may make reasonable rules for their functions.

     SECTION 13.08. Governing Law.
     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.
     SECTION 13.09. No Recourse Against Others.
     A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
     SECTION 13.10. Record Date for Vote or Consent of Securityholders.
     The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such vote or consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.
     SECTION 13.11. Submission to Jurisdiction; Service of Process.
     The Guarantor hereby irrevocably submits, to the fullest extent permitted by law, to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the Borough of Manhattan in New York City for purposes of all legal proceedings arising out of or relating to this Indenture, the Securities or Guarantee, or the transactions contemplated hereby or thereby. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Guarantor hereby irrevocably designates and appoints the Company as its authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process in accordance with applicable law upon the Company (or any successor) at its office specified in Section 13.02 and written notice of such service to the Guarantor, mailed or delivered to the Company at such address, shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Guarantor. Such designation and appointment shall be irrevocable. Nothing in this Section 13.11 shall affect the right of any party hereto to service process in any manner permitted by law or limit the right of any party hereto to bring proceeding against the Guarantor in the courts of any jurisdiction or jurisdictions.

     SECTION 13.12. Successors.
     All agreements of the Company and the Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
     SECTION 13.13. Multiple Originals.
     The parties may sign any number of copies (including by facsimile) of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
(Signature Page Follows)

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first written above.

CORE LABORATORIES LP
By:	Core Laboratories, LLC, its general partner

By:

Name:	Richard L. Bergmark
Title:	Chief Financial Officer

CORE LABORATORIES N.V.
By:	Core Laboratories International B.V.,
its Sole Managing Director

By:

Name:	Jan Willem Sodderland
Title:	Managing Director of Core Laboratories
International B.V.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:

Name:
Title:
[Signature Page to Indenture]

EXHIBIT A
[FORM OF LEGEND FOR GLOBAL SECURITY]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFERS, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFER IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[RESTRICTED SECURITY LEGEND]
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND THE COMMON SHARES ISSUABLE UPON EXCHANGE HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE CORE LAB’S COMMON SHARES ISSUABLE UPON EXCHANGE HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO CORE LABORATORIES N.V. OR TO CORE LABORATORIES LP OR ANY SUBSIDIARY THEREOF, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) OR ANOTHER AVAILABLE EXEMPTION OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF THE CASES (I) THROUGH (IV) ABOVE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED

TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.
WITH RESPECT TO TRANSACTIONS WITHIN THE EUROPEAN ECONOMIC AREA (“EEA”) THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED AS PART OF ITS INITIAL DISTRIBUTION OR AT ANY TIME THEREAFTER, DIRECTLY OR INDIRECTLY, (A) TO INDIVIDUALS OR LEGAL ENTITIES OTHER THAN TO PROFESSIONAL MARKET PARTIES WITHIN THE MEANING OF THE EXEMPTION REGULATION PURSUANT TO THE DUTCH ACT ON THE SUPERVISION OF THE CREDIT SYSTEM 1992 (“PMPs”)AND (B) UNLESS IN AN AGGREGATE VALUE (WITH OTHER NOTES OFFERED, SOLD, TRANSFERRED OR DELIVERED) OF AT LEAST €100,000.
EACH INDIVIDUAL OR LEGAL ENTITY BY PURCHASING THIS NOTE (OR ANY INTEREST HEREIN) IN THE EEA, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS SUCH A PMP AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.
EACH HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN), BY PURCHASING THIS NOTE IN THE EEA (OR ANY INTEREST HEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED OTHER THAN TO A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.

CORE LABORATORIES LP
0.25% SENIOR EXCHANGEABLE NOTE DUE 2011
No.
Issue Date:
Principal Amount: $
CUSIP NO.:
     Core Laboratories LP, a Delaware limited partnership, promises to pay to                     , or registered assigns, on October 31, 2011 the Principal Amount of                               Dollars ($                    ) or such greater or lesser Principal Amount as may be shown on Schedule A hereto.]1
     Interest Rate: 0.25% per annum.
     Interest Payment Dates: April 30 and October 31, commencing April 30, 2007.
     Regular Record Dates: April 15 and October 15.
     This Security is exchangeable as specified on the other side of this Security.
     Additional provisions of this Security are set forth on the other side of this Security.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[1]	For inclusion in the global Security only.

     IN WITNESS WHEREOF, Core Laboratories LP has caused this instrument to be duly executed.

CORE LABORATORIES LP
By: Core Laboratories, LLC, its general partner

By:

Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities referred to in the within-mentioned Indenture.
Wells Fargo Bank, National Association, as Trustee

By:

Authorized Signatory

Date of authentication:

[FORM OF REVERSE SIDE OF SECURITY]
CORE LABORATORIES LP
0.25% EXCHANGEABLE NOTE DUE 2011
1. Interest
     The Company will pay interest semiannually on April 30 and October 31 of each year commencing on April 30, 2007 at the rate of 0.25% per annum. Interest will be paid to the holders of record of the Securities at the close of business on the April 15 or October 15 immediately preceding the relevant interest payment date (except as otherwise provided in the Indenture with respect to Special Record Dates for Defaulted Interest). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 6, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.
2. Method of Payment
     Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Securities to the Persons entitled thereto. Holders must surrender Securities to the Paying Agent to collect payments in respect of the Principal Amount of the Securities. The Company will make all cash payments due on the Securities (i) by wire transfer of immediately available funds with respect to Securities held in book-entry form or Securities held in certificated form with an aggregate Principal Amount in excess of $2,000,000 whose Holder has requested such method of payment and provided wire transfer instructions to the Paying Agent or (ii) by check payable in such money mailed to a Holder’s registered address with respect to any other certificated Securities. The Company will pay cash amounts due on the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts.
3. Paying Agent, Exchange Agent and Registrar
     Initially, the Trustee will act as Paying Agent, Exchange Agent and Registrar. The Company may appoint and change any Paying Agent, Exchange Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company, the Guarantor or any of their Subsidiaries or Affiliates may act as Paying Agent, Exchange Agent, Registrar or co-registrar.
4. Indenture
     The Company issued the Securities under an Indenture (the “Indenture”), dated as of November 6, 2006, among the Company, the Guarantor and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

     The Securities are general unsecured obligations of the Company, and are fully and unconditionally guaranteed as to payment by the Guarantor as provided in Article 10 of the Indenture and as evidenced by the notation of Guarantee endorsed hereon. The Indenture does not limit the indebtedness issued thereunder or other indebtedness of the Company or the Guarantor, whether secured or unsecured.
5. Purchase at the Option of the Holder Upon a Change of Control
     Subject to the terms and conditions of the Indenture, in the event any Change in Control shall occur, each Holder of Securities shall have the right, at the Holder’s option, to require the Company to purchase any or all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 of Principal Amount), on the Change in Control Purchase Date, which date is no earlier than 20 Trading Days and no later than 35 Trading Days after the date notice of the Change in Control is mailed in accordance with the Indenture and in no event prior to the date on which the Change in Control occurs, at a price, payable in cash equal to the Principal Amount plus accrued and unpaid interest, if any, and Additional Amounts, if any, to, but excluding, the Change in Control Purchase Date.
6. Ranking
     The Securities and the Guarantee rank equally in contractual right of payment with all of the other existing and future unsubordinated indebtedness of the Company and the Guarantor, respectively.
7. Exchange
     A Holder of a Security may exchange this Security, in whole or in part, for cash and, if applicable, Common Shares during the 30 calendar days ending at the close of business on the Business Day immediately preceding the Stated Maturity (unless earlier purchased), and prior thereto, only upon the occurrence of one of the events set forth in Section 11.01 of the Indenture. A Security in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Security in the event of a Change in Control may be exchanged only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.
     In the event a Change in Control occurs and a Holder surrenders the Securities for exchange pursuant to Section 11.01 of the Indenture during the period beginning on (and including) the effective date of a Change in Control and ending on (and including) the Change in Control Purchase Date in connection with such Change in Control, to the extent required pursuant to Article 11 of the Indenture, the Exchange Rate may be adjusted as provided in Section 11.09 of the Indenture.
     The initial Exchange Rate is 10.5533 Common Shares per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional Common Share if Common Shares are issued upon such exchange.
     To exchange this Security a Holder must (1) complete and manually sign the exchange notice on the back of this Security (or complete and manually sign a facsimile of such notice)

and deliver such notice to the Exchange Agent, (2) complete and manually sign the exchange notice to the Company on the back of this Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company, (3) surrender this Security to the Exchange Agent, (4) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, the Company or the Trustee, (5) pay any transfer or similar tax, if required, and (6) if required by Section 11.02 of the Indenture, pay funds equal to the interest payable on the next Interest Payment Date.
     A Holder may exchange a portion of this Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Shares except as provided in the Indenture. Except as provided in Section 11.02 of the Indenture, on exchange of this Security, that portion of accrued but unpaid interest (excluding Liquidated Damages), if any, and Additional Amounts, if any, to the Exchange Date with respect to the exchanged portion of this Security shall be deemed to be paid in full and not canceled, extinguished and forfeited through the delivery of the Settlement Amount in exchange for the portion of this Security being exchanged pursuant to the terms hereof.
8. Denominations, Transfer; Exchange
     The Securities are in registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).
9. Persons Deemed Owners
     The registered holder of this Security may be treated as the owner of this Security for all purposes.
10. Unclaimed Monies or Securities
     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for six months, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall in the event that the Securities are no longer held in global form, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

11. Amendment; Waiver
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults and Events of Defaults may be waived with the consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantor and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to provide for the assumption of the Company’s or the Guarantor’s obligations to the Holders of the Securities in case of a merger or consolidation or sale of all or substantially all of the Company’s or the Guarantor’s assets; to provide for uncertificated Securities in addition to or in place of certificated Securities; or to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.
12. Defaults and Remedies
     If an Event of Default as defined in the Indenture occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may, subject to the limitations in the Indenture, declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default.
     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power.
13. Trustee Dealings with the Company
     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Guarantor or their Affiliates and may otherwise deal with the Company, the Guarantor or their Affiliates with the same rights it would have if it were not Trustee.
14. No Recourse Against Others
     A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. Authentication
     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.
16. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
17. Registration Rights
     The Holders of Restricted Securities are entitled to the benefits set forth in Registration Rights Agreement relative to registration of the Securities.
18. Governing Law
     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.
19. Indenture to Control
     In case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Core Laboratories LP
6316 Windfern Road
Houston, Texas 77040
Attention: Legal Department

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]
     The Guarantor (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the Principal Amount, interest, and Additional Amounts, if any, on these Securities and all other amounts due and payable under the Indenture and these Securities by the Company.
     The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Guarantor:

CORE LABORATORIES N.V.
By:	Core Laboratories International B.V.,
its Sole Managing Director

By:

Name:
Title:

[FORM OF EXCHANGE NOTICE]
EXCHANGE NOTICE
TO THE EXCHANGE AGENT

To:	Core Laboratories LP Core Laboratories N.V. c/o Exchange Agent
The undersigned registered holder of this Security hereby irrevocably exercises the option to exchange this Security, or portion hereof (which is $1,000 Principal Amount (as defined in the Indenture to which this Security is subject) or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, and directs that the consideration issuable and deliverable upon such exchange, together with any check in payment for fractional shares, if any, and any Securities representing any unexchanged Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for payment of cash or other
property, registration of shares
if to be delivered, and Securities
if to be issued other than to and in
the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal Amount to be exchanged (if less than all):
$___,000
Social Security or Other Taxpayer
Identification Number: ___

[FORM OF EXCHANGE NOTICE]
CONFIRMING
EXCHANGE NOTICE
TO BE SENT TO THE COMPANY

To:	Core Laboratories LP Core Laboratories N.V.
     The undersigned registered holder of this Security hereby irrevocably exercises the option to exchange this Security, or portion hereof (which is $1,000 Principal Amount (as defined in the Indenture to which this Security is subject) or an integral multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Security, and directs that the consideration issuable and deliverable upon such exchange, together with any check in payment for fractional shares, if any, and any Securities representing any unexchanged Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for payment of cash or other
property, registration of shares
if to be delivered, and Securities
if to be issued other than to and in
the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal Amount to be exchanged
(if less than all):
$___,000
Social Security or Other Taxpayer
Identification Number: ___

[FORM OF OPTION TO ELECT PURCHASE
UPON A CHANGE IN CONTROL]

To:	Core Laboratories LP
     The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Core Laboratories LP (the “Company”) as to the occurrence of a Change in Control as defined in the Indenture to which this Security is subject and requests and instructs the Company to purchase this Security, or the portion hereof (which is $1,000 Principal Amount (as defined in the Indenture to which this Security is subject) or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security.

Dated:

Signature(s)
Principal Amount to be purchased
(if less than all):
$___,000
Social Security or Other Taxpayer
Identification Number: ___

TRANSFER NOTICE
     This Transfer Notice relates to $                     Principal Amount (as defined in the Indenture to which the referenced Securities are subject) of the 0.25% Senior Exchangeable Notes Due 2011 of Core Laboratories LP, a Delaware limited partnership, held by                      (the “Transferor”).
(I) or (we) assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. no.)
and irrevocably appoint                                        agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:

     (Sign exactly as your name appears on the other side of this Security)

Date:

Signature Guarantee:[2]

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred:
CHECK ONE BOX BELOW
     (1) ☐ to Core Laboratories N.V., Core Laboratories LP or any subsidiary thereof; or
     (2) ☐ pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

[2]	Signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     (3) ☐ pursuant to another available exemption from the registration requirements of the Securities Act of 1933 provided by Rule 144 thereunder; or
     (4) ☐ pursuant to an effective registration statement under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as it has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.
     (5) ☐ The transferee is an Affiliate of the Company.

Signature

Date

Signature Guarantee[3]

[3]	Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[Signature of executive officer of purchaser]
Name:

Title:

[FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL SECURITY
TO REFLECT CHANGES IN PRINCIPAL AMOUNT]
SCHEDULE A
Changes to Principal Amount of Global Security

PRINCIPAL AMOUNT OF
SECURITIES BY WHICH THIS
GLOBAL SECURITY IS TO BE
	REDUCED OR INCREASED,	REMAINING PRINCIPAL
	AND REASON FOR	AMOUNT OF THIS	NOTATION
DATE	REDUCTION OR INCREASE	GLOBAL SECURITY	MADE BY